Exhibit 1.5

                               ADVISORY AGREEMENT


         THIS ADVISORY AGREEMENT (the "AGREEMENT") is made as of January ___, 2005, by and between Utix Group, Inc., a Delaware corporation, with its principal place of business at 170 Cambridge Street, Burlington, MA 01803 (the "COMPANY"), and John Winfield, a California resident, with an address at ______________________________ (the "ADVISOR"). (Company and Advisor may
sometimes be referred to herein singularly as a "PARTY," or jointly as the "PARTIES.")

                                   WITNESSETH:

         WHEREAS, the Company wishes to receive advisory and consulting services from Advisor from time to time, and Advisor is willing to provide such advisory and consulting services to the Company, and Company and Advisor wish to enter into this Agreement to set forth the terms and conditions on which such services will be provided.

         NOW,   THEREFORE,   in   consideration  of  the  mutual  covenants  and
agreements, and subject to the terms and conditions hereinafter set forth, the parties do hereby covenant and agree as follows:

1.       ENGAGEMENT OF ADVISOR.

         1.1 SERVICES. The Company hereby engages and retains Advisor as a strategic advisor and consultant to the Company, and Advisor hereby accepts such appointment, for the compensation and on the terms and conditions hereinafter expressed. The services to be provided by the Advisor to the Company hereunder, shall include, without limitation, Advisor's advice, counsel and assistance, to be furnished at the reasonable request of the Company from time to time, in connection with: (a) making introductions to new potential customers (each, a "POTENTIAL CUSTOMER"), and assisting the Company in its discussions with such Potential Customers; (b) making introductions to individuals or entities that may enter into business relationships with the Company, and assisting the Company in its discussions with such parties; and (c) other general matters related to the conduct of the Company's business (collectively, the "SERVICES"). Each Potential Customer introduced to the Company by the Advisor, in connection herewith, shall be listed on SCHEDULE A hereto, such schedule to be continuously updated to include all Potential Customers introduced to the Company by the Advisor throughout the Term (as defined in Section 5.1 hereof).

         1.2      NON-EXCLUSIVITY.

                  (a) Advisor acknowledges and agrees that it is being granted non-exclusive rights with respect to provision of the Services to the Company, and that the Company is free to engage other parties to provide services similar to those being provided by Advisor hereunder, or may conduct such services on its own.

                  (b) Company acknowledges that the Advisor may provide to third parties services similar to those being provided by the Advisor hereunder, except Advisor may not provide such services to a competitor of the Company.

         1.3 REASONABLE EFFORTS. Advisor shall devote reasonable efforts to the affairs of Company, as are adequate to render the Services contemplated by this Agreement. In connection therewith, Advisor shall:

                  (a) Make himself available to the officers and employees of Company at mutually agreed upon places, during normal business hours, for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling, for the purpose of advising the Company; and

                  (b) Make himself available for telephone conferences with the officers of the Company, including, without limitation, with the principal sales and/or operating officer(s) of Company, during normal business hours.

         Advisor cannot guarantee results on behalf of Company, but agrees to pursue reasonable avenues available through his network of contacts. The acceptance and consummation of any transaction initiated by the Advisor is subject to acceptance of the terms and conditions by Company, in its sole discretion. It is understood that a portion of the compensation paid by Company to Advisor pursuant to Section 2.1(a) hereof, is being paid by Company to have Advisor remain available to advise it on an as-needed basis.

2.       COMPENSATION AND EXPENSES.

         2.1 COMPENSATION. In consideration for the provision of the Services by the Advisor, the Company agrees that Advisor shall receive:

                  (a) STOCK OPTIONS. Stock options to purchase 100,000 shares of common stock of the Company, pursuant to the Company's 2003 Stock Option Plan, and approved by the Board of Directors, which shall: (A) vest at the end of one year, (B) have a term of three (3) years from the date of issuance, and (iii) have an exercise price of $0.55 per share; and

                  (b) WARRANTS. Warrants to purchase 2,000,000 shares of common stock of the Company which shall: (A) have a term of one (1) year from the effective date of the registration statement required to be filed by the Company on or before February 11, 2005, and (B) have an exercise price of $0.55 per share, and (C) shall otherwise be subject to the terms and conditions of the Common Stock Purchase Warrant attached to this Agreement as Exhibit B.

                  The shares underlying the stock options granted by the Company to the Advisor pursuant to this Section 2.1(a), shall be restricted securities; PROVIDED, HOWEVER, that the Consultant shall have piggyback registration rights with respect thereto.

(c) SALES COMMISSIONS.

                  (i) If, at any time during the Term (as defined in Section 5.1 hereof), and for a period of two (2) years after the expiration or sooner termination thereof, any Potential Customer, which Advisor has introduced to the Company in connection with his provision of the Services hereunder, purchases products or services from the Company, a commission of: (A) six (6%) percent of the revenues recognized by Company according to Generally Accepted Accounting Principles ("GAAP") from the initial sale to such Potential Customer (in each case,


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


an "INITIAL Sale"), and (B) two (2%) percent of the revenues recognized by the Company according to GAAP from each subsequent sale to such Potential Customer for a period of two (2) years thereafter. For the purposes of this Agreement, the period between the date that the first Initial Sale is made to any Potential Customer, and the date that the final sale is made to a Potential Customer for which commissions are due to the Advisor hereunder, shall be known as the "COMMISSION PAYMENT PERIOD."

                  (ii) Commencing at the end of the first calendar quarter in which commissions are due pursuant to Section 2.1(b)(i), and continuing until the conclusion of the Commission Payment Period, the Company shall remit the commissions due on a quarterly basis, within thirty (30) days after the end of each such calendar quarter. Such commissions shall be delivered by the Company to the Advisor with a complete and accurate statement demonstrating how such commission amounts were derived, and will include complete pricing information and copies of all applicable invoices, and such statement shall be certified by the Chief Financial Officer. Acceptance by the Advisor of any statement furnished or commission paid shall not preclude the Advisor from questioning its correctness and, in the event that any inconsistencies or mistakes are discovered, they shall be rectified.

(iii) 2.2 EXPENSES. Company agrees to reimburse Advisor for all reasonable expenses he incurs in connection with his provision of the Services hereunder; PROVIDED, HOWEVER, that Advisor shall obtain Company's approval prior to knowingly incurring any expense in excess of One Hundred ($100) Dollars.

3.       RELATIONSHIP OF THE PARTIES.

         3.1 INDEPENDENT CONTRACTOR. Advisor shall be, and in all respects shall be deemed to be, an independent contractor in the performance of his duties hereunder, any law of any jurisdiction to the contrary notwithstanding. As such:

                  (a) Advisor shall be solely responsible for making all payments to and on behalf of his employees and subcontractors (if any), including those required by law, and Company shall in no event be liable for any debts or other liabilities of Advisor, except as otherwise expressly set forth herein;

                  (b) Advisor shall not, by reason of this Agreement or the performance of the Services, be or be deemed to be, an employee, agent, partner, co-venturer or controlling person of Company, and Advisor shall have no power to enter into any agreement on behalf of, or otherwise bind Company; and

                  (c) Advisor shall not have or be deemed to have, fiduciary obligations or duties to Company and shall be free to pursue, conduct and carry on for his own account (or for the account of others) such activities, employments, ventures, businesses and other pursuits as Advisor in his sole, absolute and unfettered discretion, may elect.

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

4.       REPRESENTATIONS, WARRANTIES AND COVENANTS.

         4.1 EXECUTION. The execution, delivery and performance of this Agreement, in the time and manner herein specified, will not conflict with, result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which either Company or Advisor is a party or by which either party may be bound or affected.

         4.2 NON-CIRCUMVENTION. Company hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement, to avoid payment of commissions pursuant to Section 2.1(b) hereof.

         4.3 AUTHORITY. Both Company and Advisor have full legal authority to enter into this Agreement and to perform their obligations hereunder in the time and manner contemplated.

         4.4 COOPERATION. Company will cooperate with Advisor, and will promptly provide Advisor with all pertinent materials and requested information in order for Advisor to perform the Services pursuant to this Agreement. Advisor shall keep all documents and information supplied to him confidential, pursuant to
Section 6 below.

5.       TERM AND TERMINATION

         5.1 TERM. The term of this Agreement shall be one (1) year from the date hereof (the "TERM"). The Term may be extended for additional one (1) year periods, subject to agreement by the parties of applicable terms and conditions for such extension.

         5.2      TERMINATION.

                  (a) TERMINATION BY ADVISOR FOR MATERIAL BREACH BY COMPANY. This Agreement may be terminated at any time by Advisor, upon material breach of this Agreement by the Company, by giving fifteen (15) days' prior written notice thereof; PROVIDED, HOWEVER, that this Agreement shall not terminate at the end of said fifteen (15) days' notice period if the Company has cured such breach prior to the expiration of such fifteen (15) day notice period. Termination by the Advisor pursuant to this Section 5.2(a), shall not relieve: (i) the Company of its obligations pursuant to Section 2 hereof, or (ii) the Advisor of its obligations pursuant to Section 6 hereof.

                  (b) TERMINATION BY COMPANY. The Company may terminate this Agreement by giving Advisor fifteen (15) days' prior written notice of its election to terminate for any reason or no reason. Termination by the Company pursuant to this Section 5.2(b), shall not relieve: (i) the Company of its obligations pursuant to Section 2 hereof, or (ii) the Advisor of its obligations pursuant to Section 6 hereof.

                  (c) RETURN OF PROPERTY. Upon termination of this Agreement, all documents relating to Company's business, as well as all Confidential Information of the Company (as defined in Section 6.1 below), which has been provided to the Advisor in connection with this Agreement, and any and all manifestations and copies thereof, shall be returned to the Company within ten
(10) business days of the date of termination, at the sole cost and expense of the Company.

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

6.       CONFIDENTIALITY.

         6.1 CONFIDENTIAL INFORMATION. Advisor acknowledges that, pursuant to this Agreement, he may be given access to or may become acquainted with certain information, trade secrets or both, of Company, including but not limited to, confidential information and trade secrets regarding procedures, methods, customers, policies, marketing, pricing, customer lists and other information and know-how, all relating to or useful to Company (collectively, the "CONFIDENTIAL INFORMATION"), and the exclusive property of Company.


         6.2      NONDISCLOSURE.

                  (a) During the Term of this  Agreement and for a period of one
(1) year thereafter, Advisor shall only disclose the Confidential Information in connection with his performance of the Services pursuant to this Agreement, subject to the terms and conditions of this Agreement, and otherwise, Advisor shall not in any manner, either directly or indirectly, divulge, disclose or communicate to any person or entity, any of the Confidential Information.

                  (b) Advisor acknowledges that the Company has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, and is therefore subject to the restrictions imposed by Regulation FD thereunder. The Advisor agrees that he will not: (i) use the Confidential Information for the purpose of trading in the Company's common stock, or any other securities, and will take all steps necessary to prevent use by his employees or agents (if any) of the Confidential Information for such purpose,
(ii) disclose such Confidential Information to any other party for the purpose of trading in the Company's common stock.

         6.3 EQUITABLE RELIEF. Advisor acknowledges that disclosure of any Confidential Information by Advisor will give rise to irreparable injury to Company or the owner of such information, inadequately compensable in damages. Accordingly, Company or such other party may seek and obtain injunctive relief against the breach or threatened breach of the foregoing undertakings, in addition to any other legal remedies that may be available. Advisor acknowledges and agrees that the covenants contained herein are necessary for the protection of legitimate business interests of Company, its subsidiaries and/or affiliated companies and are reasonable in scope and content.

         6.4 EXCEPTIONS TO NONDISCLOSURE. Notwithstanding anything to the contrary contained in this Agreement, Advisor shall not be prohibited from disclosing to third parties, or using without the prior written consent of Company, information that: (a) was, on the date of this Agreement, generally known to the public; (b) is as of the date of this Agreement known to Advisor, as evidenced by written records in the possession of Advisor; (c) is subsequently disclosed to Advisor by a third party who is in lawful possession of such information and is not under an obligation of confidence; (d) is disclosed by Company to third parties generally without restriction on use and disclosure; or (e) is required to be disclosed by law or a final order of a court or other governmental agency or authority of competent jurisdiction; PROVIDED, HOWEVER, that reasonable notice prior to any disclosure as required by applicable law or court process shall be given to Company which would allow Company sufficient time to attempt to obtain injunctive relief in respect to such disclosure.


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


7.       OTHER MATERIAL TERMS AND CONDITIONS.

         7.1 INDEMNIFICATION. Each party agrees to indemnify, defend and hold harmless the other party, and as applicable, their respective officers, directors, stockholders, employees, agents, representatives and affiliates, and their respective successors and assigns, at all times from and against any claim, suit, action, liability, loss, damage, deficiency, fee, cost or expense of any nature whatsoever, arising out of, based upon or resulting from: (a) the breach by such party of any representation and warranty which is contained in or made pursuant to this Agreement, or (b) any breach or nonfulfillment of, or failure to perform, any of the covenants, agreements or undertakings contained in or made pursuant to this Agreement by such party.

         7.2 ADDITIONAL INSTRUMENTS. Each of the parties shall from time to time, at the request of others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement.

         7.3 ENTIRE AGREEMENT. Each of the parties hereby covenants that this Agreement is intended to and does contain and embody herein all of the understandings and agreements, both written or oral, of the parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding expressed or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

         7.4 GOVERNING LAW. This Agreement has been made in the State of Massachusetts and shall be governed in all respects, except to the extent preempted by U.S. Federal law, by the law of the State of Delaware without regard to conflict of law provisions thereof. The parties hereto submit to the exclusive jurisdiction of the courts of the State of Delaware, and the Federal Courts located in the State of Delaware, for the purpose of any actions or proceedings which may be required to enforce the provisions of this Agreement.

         7.5 ASSIGNMENTS. This Agreement may not be assigned by either party without the prior written consent of the other party, except to a party controlling, controlled by or under common control with such party.

         7.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement. Facsimile copies with signatures shall be given the same legal effect as an original.

         7.7 ADDRESSES OF PARTIES. Each party shall at all times keep the other informed of such party's principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new place of business or residence.

         7.8 NOTICES. All notices that are required to be or may be sent pursuant to the provision of this Agreement shall be sent by certified mail, return receipt requested, or by overnight package delivery service to each of the parties at the addresses appearing herein, and shall count from the date of mailing or the validated air bill.


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

         7.9 MODIFICATION AND WAIVER. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.



         7.10 SEVERABILITY. If the law does not allow a provision of this Agreement to be enforced, such unenforceable provision shall be amended to become enforceable and reflect the intent of the parties, and the rest of the provisions of this Agreement shall remain in full force and effect.



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


         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

                                     COMPANY:

                                     UTIX GROUP, INC.



                                     By:
                                     -------------------------------------------
                                            Name:
                                            Title:



                                      ADVISOR:




                                      JOHN WINFIELD




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

                                   SCHEDULE A

                              (POTENTIAL CUSTOMERS)

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
NAME                                     CONTACT INFORMATION                    DATE OF INTRODUCTION
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